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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                August 9, 2001
                       (Date of earliest event reported)



                                  ONEOK, Inc.
             (Exact name of registrant as specified in its charter)


          Oklahoma                  1-2572               73-1520922
(State or other jurisdiction     (Commission           (IRS Employer
       of incorporation)         File Number)        Identification No.)

                        100 West Fifth Street; Tulsa, OK
                    (Address of principal executive offices)


                                     74103
                                   (Zip code)


                                 (918) 588-7000
              (Registrant's telephone number, including area code)


                                 Not Applicable
         (Former name or former address, if changed since last report)
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Item 5.   Other Events.
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          ONEOK, Inc. reports a correction of certain numbers released August 1,
          2001. For the six months ended June 30, 2001 and 2000, income available for shareholders was reported as net income. For the first six months of 2001, net income was $88.5 million rather than $69.9 million as previously reported. The 74-cent per diluted share earnings number previously reported was correct. For the first six months of 2000, net income was $73.8 million, or 62 cents per diluted share, rather than the $55.2 million, or 47 cents per diluted share, as previously reported, excluding the effect of a non-recurring pretax gain of $26.7 million on the sale of a non-strategic gas processing plant in the first quarter of 2000. For the production operation, the increase in the average selling price for natural gas was 119 percent, rather than 54 percent as the news release stated.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on this 9th day of August 2001.

                                                   ONEOK, Inc.

                                         By:  /s/ Jim Kneale
                                              --------------------------------
                                              Jim Kneale
                                              Senior Vice President, Treasurer
                                              and Chief Financial Officer
                                              (Principal Financial Officer)

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